EXHIBIT 99.1


E*TRADE FINANCIAL Corporation Announces Results of Annual Shareholder Meeting

    NEW YORK--(BUSINESS WIRE)--May 23, 2007--E*TRADE FINANCIAL Corporation (NASDAQ: ETFC) today announced the results of its Annual Shareholder Meeting held today, May 23, 2007, in McLean, VA. Over 86 percent of all outstanding shares were voted. Shareholders voted in favor of all the proposals on the proxy, including the election of four directors and the ratification of the selection of Deloitte & Touche LLP as the Company's auditors.

    Ronald D. Fisher, Vice-Chairman, SOFTBANK Holdings, Inc.; George
A. Hayter, Partner, George A. Hayter Associates; R. Jarrett Lilien, President and Chief Operating Officer, E*TRADE FINANCIAL Corporation; and Donna L. Weaver, Chairman, MxSecure, Inc. were each re-elected to the Company's Board of Directors for a term that will end at the Company's Annual Shareholder Meeting in 2010.

    The Company's Corporate Report is currently available at www.etrade.com.

    About E*TRADE FINANCIAL

    The E*TRADE FINANCIAL family of companies provides financial services including trading, investing, banking and lending for retail and institutional customers. Securities products and services are offered by E*TRADE Securities LLC (Member NASD/SIPC). Bank and lending products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries.

    Important Notice

    E*TRADE FINANCIAL and the E*TRADE FINANCIAL logo are registered trademarks or trademarks of E*TRADE FINANCIAL Corporation. The statements contained in this news release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, changes in market activity, anticipated increases in the rate of new customer acquisition, the conversion of new visitors to the site to customers, the activity of customers and assets held at the institution, seasonality, the development and enhancement of products and services, competitive pressures (including price competition), system failures, economic and political conditions, changes in consumer behavior and the introduction of competing products having technological and/or other advantages. Further information about these risks and uncertainties can be found in the information included in the annual reports previously filed by E*TRADE Group, Inc. or E*TRADE FINANCIAL Corporation with the SEC on Form 10-K (including information under the caption "Risk Factors") and quarterly reports on Form 10-Q.

    (C) 2007 E*TRADE FINANCIAL Corporation. All rights reserved.

    CONTACT: E*TRADE FINANCIAL Media Relations Contact
             Pam Erickson, 617-296-6080
             pam.erickson@etrade.com
             or
             E*TRADE FINANCIAL Investor Relations Contact
             Adam Townsend, 703-236-8719
             adam.townsend@etrade.com